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                                                                    EXHIBIT 10.3





                              EMPLOYMENT AGREEMENT


         AGREEMENT made and entered into this 1st day of February, 1998, but as of the Effective Date hereinafter defined, by and between the proposed CAMELBACK COMMUNITY BANK ("CCB") and JOSEPH D. REID ("Employee");


         WHEREAS, CCB has retained the services of the Employee as chairman of the board and chief executive officer, and the Employee has accepted such employment; and

         WHEREAS, the parties desire to enter into this Agreement, which is intended to set forth in its entirety the terms and conditions of the employment relationship between CCB and the Employee;

         WHEREAS, the board of directors of CCB has approved this Agreement as evidenced by the signature of the chairman of the board, who is authorized to enter into this Agreement with the Employee;

         NOW, THEREFORE, IT IS AGREED as follows:

         1. Employment. The Employee is employed to render services to CCB as are customarily performed by the chairman of the board of directors and chief executive officer. It is recognized that this position is part-time.

         2. Compensation. There shall be no cash compensation.

         3. Term. The initial term of employment under this Agreement shall be for a period of three (3) years, commencing on the Effective Date hereof. Beginning on the anniversary date of the commencement of the second year of this Agreement, its term shall be extended automatically for a period of one (1) year in addition to the then remaining years of this Agreement unless either CCB or the Employee gives contrary written notice to the other not less than 45 days in advance of the anniversary date of the Agreement. Each year thereafter this Agreement shall be extended automatically for a period of one (1) year. Reference in this Agreement or in any notice given hereunder to the term of this Agreement shall refer both to such initial term and to such extended terms.

         4. Effective Date. For the purpose of this Agreement, the "Effective Date" is the date upon which the Employee shall enter upon the performance of his duties, which is agreed to be no sooner than commencement of business by CCB.